UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2011

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On Monday, December 12, 2011, Apollo Group, Inc. received a request from Rep. Elijah E. Cummings, the Ranking Member of the U.S. House of Representatives Committee on Oversight and Government Reform, requesting copies of compensation agreements for our senior executives. Separately, Rep. Cummings announced that similar letters were sent to 13 for-profit schools as part of an effort to determine if the compensation of senior executives is appropriately tied to the performance of the students educated by the schools.

As a publicly-traded company, we report detailed information about executive compensation in our filings with the Securities and Exchange Commission, including in the exhibits to our annual reports on Form 10-K and in our definitive information statements on Schedule 14C, all of which are publicly available. We believe that a substantial portion of the requested information is included in these filings. We intend to cooperate fully with Rep. Cummings to provide any necessary additional information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

December 13, 2011	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer